                          Amended No.1 For

                          Proxy Agreement

                         (English Version)

This Proxy Agreement (the "Agreement") is entered into as of December

20, 2010, and amended on May 20, 2011 among the following parties:

PARTY A: China Complant Group Inc.

Legal Address: 665 Ellsworth Avenue, New Haven, CT 06511, USA.

PARTY B: Henan Complant Mechanical & Electrical Equipment Group Co., Ltd.

Legal Address: Floor 12, FuTian Oriental Plaza, HangHai East Road, ZhenZhou, HeNan, 450000, China.

PARTY C: The Chairman and each of the Shareholders who collectively own

100% of the Class A of the Common stocks; and those shareholders represent majority of the voting power and registered capital in Party B.

Legal Address: Floor 12, FuTian Oriental Plaza, HangHai East Road, ZhenZhou, HeNan, 450000, China.

WHEREAS, Party A is a business company incorporated under the laws of Nevada, USA;

WHEREAS, Party B is a company with exclusively domestic capital registered in the People's Republic of China, and engaged in designing and manufacturing of air separating equipment, and undertaking internationally contracted projects of EPC (Engineering, Procurement and Construction) etc.;

WHEREAS, Part A has entered a series of agreements, collectively the "Main Agreements", which include "Exclusive Consult and Services Agreement", "Operating Agreement" and "Equity Pledge Agreement", and "Exclusive Option Agreement", with Part B, or Part B and Part B's shareholders together, concurrently with this Agreement;

WHEREAS, Party A, Part B and Part C agree to further clarify issues relative to the exercise of voting power over the registered capital of Party B occupied and held by Party C pursuant to provisions of this Agreement.

NOW THEREFORE, Party A, Part B and Part C through negotiations hereby agree as follows through mutual negotiations:

1.

Authorization of Voting Power

     1.1 Party C (Chairman and each shareholder) hereby irrevocably authorizes Party A, or any of Party A's designees ("Designee") to undertake and exercise all of his voting rights as a shareholder of Party B pursuant to the laws of the People's Republic of China (PRC) and the company documents of Party B ("Authorized Rights") for the period specified in Article 3 hereunder. The Authorized Rights include, but are not limited to:

     (a) Fully represent of such shares in all cases.

     (b) Make attendance of the shareholder meetings, and execution of the voting power of such shares of Party B either in person or by proxy.

     (c) Appoint the Party B's directors.

     1.2 Party A approves the authorization involved in Article 1.1, and may from time to time establish and amend rules to govern how Part A shall exercise such Authorized Rights in the names of Party C according to the provisions of this Agreement.

     1.3 Party B recognizes and approves this Authorized Rights, and shall not take any effects or act in any manner inconsistent with the provisions of this Agreement.

     1.4 All Parties hereby acknowledge that, regardless of any change with the equity interests of Part B, the authorization involved in Article 1.1 will keep consistently.

     1.5 Party C agrees that, upon the request of Party A at any time and from time to time, it will execute any and all further documentation including, without limitation, powers of attorney, voting rights authorizations and/or proxies, to enable Party A to exercise the Authorized Rights granted to it hereunder at any meeting of the holders of Party B's registered capital, and to further take any and all actions necessary for Party A to exercise the Authorized Rights hereunder.

2.   Obligations Separate

The Chairman and the Shareholders hereby acknowledge that the obligations of the Chairman and the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of the Company, the obligations of the other party shall remain intact.

3.   Effective Date And Term

This Agreement shall come into effect as of the date first present above. The term of this Agreement shall be twenty (20) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement, Party A may elect to renew this authorization for an additional twenty (20) year period after the initial term hereof or any renewal term.

4.   Termination

During the initial or any renewal term of this Agreement, Party B shall not elect to terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement with or without any reason at any time by definitely giving Party B a written notice thirty days prior to the termination.

5. This Agreement shall be governed by, and construed in accordance with the laws of the People's Republic of China.

6.   Language

This Agreement has been written in both Chinese and English, and only executed in Chinese. This Agreement is executed in three originals and each Party holds one original. Each original has the same legal effect. This Agreement may also be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document and with the same legal effect as an original.

7.    Amendments and Supplementary Agreements

     Parties may negotiate and enter any amendments of this Agreement, or supplementary agreements on matters not agreed upon herein. Any amendments of this Agreement, or supplementary agreements shall be valid only when made in writing and signed by all parties. Any amendments of this Agreement, or supplementary contracts have equal effect as this Agreement.

8.    No Payment

     Party A shall not receive any payment for exercising the Authorized Rights hereunder.

                         (Signature Pages Follow)

                    Signature Pages

IN WITNESS WHEREOF the Part A, Part B and Part C hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

Party A :  China Complant Group Inc.

By: /s/ JianXun Si

JianXun Si

Chairman

Party B:  Henan Complant Mechanical & Electrical Equipment Group Co., Ltd.

By: /s/ JianXun Si

JianXun Si

Chairman

Party C:  Shareholders of Part B

By: /s/ JianXun Si

JianXun Si

         (Shareholders Signature Pages Follow)

   Signature Pages For Shareholders

1